Purchase Order

Lunar Design, Inc. ("**LUNAR**") has made a proposal to Novint Technologies, Inc. ("**Novint**") relating to the design of a haptics FM device (the "**Proposal**"), a copy of which Proposal is attached hereto.

Novint by this Purchase Order engages LUNAR according to the terms of the Proposal, subject to the modifications and additions herein.

<u>In the Proposal, the section titled "Cost Estimate Basis," the following provision is added:</u>
Amounts due to Lunar shall be determined in accordance with generally accepted accounting principles ("GAAP"). Lunar shall keep records adequate to confirm compliance with GAAP and verification of amounts due to Novint, at all times during LUNAR's work hereunder and for at least 12 months thereafter. Novint shall have to right audit such records during normal business hours.

<u>In the Proposal, the section titled "Cost Estimate Basis," the provision related to out-of-pocket expenses is modified according to the following:</u>
Since the administration of subcontracts, travel, model building, and other activities likely to lead to out-of-pocket expenses is included in the time and materials basis on LUNAR's payment, out-of-pocket expenses will be billed to Novint at cost, with no added amount for administration, notwithstanding contrary wording in the Proposal.

<u>In the Proposal, the section titled "Terms and Conditions," the provision is modified according to the following:</u>
LUNAR's fee estimates are based upon its currently prevailing hourly rates. LUNAR will not increase those rates without 30 days advance notice to Novint.

<u>In the Proposal, the section titled "Terms and Conditions," the paragraph concerning publicity is replaced in its entirety with the following:</u>
Notwithstanding anything to the contrary contained herein, Novint hereby grants LUNAR the right to announce and publicize the work product produced for Novint by LUNAR after the release, announcement, or abandonment of any products by Novint based in any way on the work product of LUNAR, but only to the extent such work product is revealed by such release or announcement, and provided that such announcement and publicity not disclose confidential information of Novint. Novint hereby grants LUNAR the right to use components parts models pictures images data files and/ or drawings of such Novint products to the extent they are representative of the work product of LUNAR for LUNAR's publicity. Novint grants these same rights to LUNAR in the event of Novint's breach, default, bankruptcy, suspension of business or insolvency. Novint hereby grants LUNAR the right to enter any products representative of the work product of LUNAR in design or other contests, after first securing Novint's written authorization, which authorization shall not be unreasonably withheld, with appropriate attribution to Novint. Any rewards, prizes, or other winnings from such contests shall be shared equally between Novint and LUNAR.

<u>In the Proposal, the section titled "Ownership of Work," the first two paragraphs are replaced with the following:</u>
Information and copyrightable works developed by or on behalf of LUNAR using Novint materials, information, or funding shall belong to Novint, and LUNAR agrees to and hereby assigns such to Novint. LUNAR agrees to cooperate in the protection of Novint's rights therein. LUNAR shall ensure that its employees, agents, and subcontractors comply with this provision.

All patentable inventions developed by or on behalf of LUNAR in the course of the project or using Novint materials, information, or funding, shall belong to Novint, and LUNAR agrees to and hereby assigns such to Novint. LUNAR agrees to cooperate in the protection of Novint's rights therein. LUNAR shall ensure that its employees, agents, and subcontractors comply with this provision.

LUNAR shall promptly report copyrightable works and inventions to Novint. The foregoing shall not give Novint rights to LUNAR's internal documents and records, unless and only to the extent such internal documents and records are required to preserve, maintain, or enforce Novint's rights in such works and inventions.

If Novint defaults in the payment of amounts due to LUNAR, then Novint shall grant to LUNAR the right to a proportion of the proceeds from information or inventions apportioned between LUNAR and Novint based on the proportion of the amounts relating to such information or inventions paid by Novint. By way of example only, if Novint pays 100% of the amounts due on activity 1, and 50% of the amounts due on activity 2, then

Novint shall own 100% of the information and patents arising under task 1 and 50% of those arising under task 2.

In the Proposal, the section titled "Product Liability", the following provisions are added:
Novint will provide certain information and software to LUNAR, and requests that LUNAR complete design tasks based on technology associated with certain patents owned or licensed by Novint. The inclusion of other intellectual property in the deliverables from LUNAR is at LUNAR's discretion.

For all information and copyrightable works included in any deliverable to Novint, except those provided by Novint to LUNAR, LUNAR will ensure that Novint receives unrestricted, royalty-free, paid-up, worldwide rights to such information and copyrightable works. LUNAR represents and warrants that all deliverables from LUNAR to Novint will not infringe the trade secret or copyright rights of others.

LUNAR will not knowingly deliver to Novint any deliverable whose making, using, or selling would infringe the patent rights of any other party anywhere in the world, except for patents currently owned or licensed by Novint. LUNAR represents and warrants that, to the best of LUNAR's knowledge, no deliverable from LUNAR to Novint will infringe the patent rights of others.

LUNAR shall indemnify and hold Novint harmless from and against all claims arising out of the gross negligence or willful misconduct of LUNAR, its employees, agents, and subcontractors.

In the Proposal, the section titled "Supplementary Terms," the following provision is added:
In addition to payment in cash or by promissory note, Novint can pay LUNAR in stock, provided such stock is immediately saleable for 100% of the amount due and that Novint pay any taxes or transfer fees incurred solely because of LUNAR's receipt of such stock from Novint and immediate resale.

References in the Proposal to "FM Device Specification," or other references to the specifications, performance, requirements, or other aspects of the device to be designed by LUNAR shall refer to the "Consumer Haptic Device - Electromechanical Specifications" document attached hereto, as supplemented by the Consumer Haptic Device - Electromechanical Specifications - Addendum 1 attached hereto.

Novint and LUNAR have signed this Purchase Order and the Proposal subject to the modifications, deletions, and additions expressed herein.

Tom Anderson 9/3/04

Tom Anderson CEO Novint Technologies, Inc.	9/3/04 date	 LUNAR Design, Inc.	 date

Consumer Haptic Device

Electromechanical Specifications

30 June 2004

Novint Technologies Incorporated

Table of Contents

Overview

This document provides an overview of the key electromechanical operational characteristics required for a consumer oriented haptic device (i.e., consumer haptic device – CHD). These requirements are meant to help guide the design of the core kinematic and electromechanical aspects of the CHD. In particular, this document is targeted at providing the key specifications for the Engineering Model (EM) of the CHD.

[redacted]

This document does not discuss: 1) the device end use scenario; 2) the positioning of the device within the market including cost requirements; or 4) aesthetic design guidelines. Refining requirements in all of these areas in a coherent and complimentary fashion is essential to help guide the development of a production CHD.

Background

[redacted]

[redacted]

[redacted]

Requirements

[redacted]

Degrees-of-Freedom Base

[redacted]

Useable Workspace

[redacted]

Maximum Exertable Force

[redacted]

[redacted]

Continuous Exertable Force

[redacted]

Positional Resolution

[redacted]

[redacted]

Commanded Force Resolution

[redacted]

[redacted]

Stiffness

[redacted]

Apparent Mass at End-Effector

[redacted]

3D Friction

[redacted]

End-Effector Electromechanical Interface

[redacted]

End-Effector

[redacted]

Footprint

[redacted]

Device Orientation

[redacted]

[redacted]

Communication Interface

[redacted]

End Effector

[redacted]

Supported Platforms

[redacted]

[redacted]

Major Open Issues

[redacted]

Consumer Haptic Device

Electromechanical Specifications
Addendum 1

02 Sep 2004

Novint Technologies Incorporated

Table of Contents

Overview

This document is an update and complement to the Novint Technologies **Consumer Haptic Device** *Electromechanical Specifications* (Rev 4) document dated 30 June 2004. It helps clarify certain control and communication (C2) requirements for the Novint Consumer Haptic Device (CHD).

This document does not discuss: 1) the device end use scenario; 2) the positioning of the device within the market including cost requirements; or 4) aesthetic design guidelines.

Background

[redacted]

Requirements

[redacted]

Device Shutdown Input

[redacted]

Automatic Device Shutdown

[redacted]

Device Calibration

[redacted]

Communication Frequency

[redacted]

Clarification of End-Effector Specifications

[redacted]

Haptics Game Controller
Industrial Design and Engineering Development Program

for Novint Technologies, Inc.

by LUNAR Design, Inc.

Proposal 04058, Rev 1.6 | August 24, 2004

PROJECT BACKGROUND AND OBJECTIVE

Novint Technologies (Novint) specializes in advanced human computer interfaces and has developed proprietary haptics software called "e-Touch" to bring the sense of touch to virtual 3D computing.

Novint's mission is to revolutionize the way people interact with computers and therefore significantly increase the value of computing experiences. Electronic gaming is among the markets Novint is addressing. In order to do this most effectively, Novint has begun development of a device for the gaming market. The purpose of this development is to create a haptics interface controller that is optimized for use and is economically viable in this market. Fundamental components of the device are a force and motion-generating device ("FM device") and the ergonomic gaming interface handles, or end effectors.

Thus far, Novint has licensed the functional design for a Haptics FM device from Force Dimension and has developed an initial Industrial Design direction for this device with LUNAR Design.

Novint is also conducting current work with [redacted] and has conducted some further work with LUNAR to develop a range of end effectors.

This proposal outlines what will be required to engineer and prototype an FM device and a single end effector for commercial viability in the gaming market that is generally in accordance with the spirit of the current industrial design vision developed in Q2 2004. [redacted]

Program Description

Planning Phase

Goal: Establish team, program objectives and requirements.

Process: The LUNAR and Novint team work together at a kickoff meeting to clarify the program goals, market positioning, product attributes, roles among the teams, etc. In this meeting we discuss the project mission, schedule and any technical hurdles that require special attention.

Results:
1. Kickoff meeting.
2. Technology transfer from Novint team to LUNAR.

Novint responsibilities:
1. Provide purchase order.
2. Participate in kickoff meeting and technology transfer.

Technical Feasibility Assessment Phase

Goal: Quickly determine whether an FM device that meets Novint's performance goals can also meet Novint's product cost goals.

Process: LUNAR's electrical and mechanical engineers develop loosely defined FM device concepts bearing only enough detail to allow us to roughly estimate the cost and performance we can expect from these FM devices. We survey suppliers for critical components to identify areas of greatest risk and opportunity. In a meeting with Novint, we present our results and agree with Novint whether the program is likely to be successful, and how to optimize the likelihood of success.

Results:
1. Strawman design concepts for purposes of estimation.
2. Supplier contacts and ballpark component cost estimates.
3. Rough COGS model for FM device.

4. "Go/No- go" meeting with Novint to determine risks and decide path to success.

Novint responsibilities:

1. Define COGS goal necessary for Novint's business model.
2. Participate in design meetings and provide timely feedback.

Technical Development Phase

Goal: Create solutions to the technical challenges and develop a working design for the electromechanical system components demonstrated in a series of two sets of working models.

Process: LUNAR explores alternative methods for creating a working electromechanical system that meets the performance requirements established in the Planning phase. We evaluate these alternatives and establish a baseline system design that we begin to detail in MCAD (mechanical), ECAD (circuit capture and layout), and custom firmware.

When CAD files are complete and a working model can be fabricated from custom parts and off the shelf components, LUNAR works with selected suppliers to prepare a set of Alpha models representing the "Engineering Prototype" electromechanical models envisioned by Novint. The LUNAR team evaluates the Alpha models for kinematics and cost performance, modifying the design empirically to determine design improvements.

Once the Alphas suitably demonstrate performance that meets (or could meet) the Novint specification this phase is complete. We incorporate any further changes desired in the Product Design Phase.

Results:

1. Working electromechanical systems and corresponding designs.

Novint responsibilities:

1. Participate in engineering design reviews and provide timely feedback.
2. Review quotations and contract with/fund Alpha model fabricators and suppliers.

Product Design Phase

Goal: Create a fully manufacturable design that marries an attractive and engaging industrial design with the electromechanical system design.

Process: LUNAR's industrial design team reviews the mechanical layout of the working Alpha 2 models from the Technical Development phase. We create up to three aesthetic concepts growing out of the Q2 '04 "Novint Gamer" ID that we review with the Novint team. Together we decide on a single ID direction to carry forward.

LUNAR refines the industrial design in 3D CAID and presents the design to Novint for final approval. Once approved, LUNAR designers work with our engineering team to implement the design in engineering CAD for detailed part design.

Our engineering team finalizes the technical design of the entire system and coordinates the fabrication of a Beta prototype that represents the complete, manufacturing-ready design. This prototype represents how a manufactured product might work and look, though it is constructed from prototype methods. Any final changes for aesthetic or functional improvements are documented and provided to Novint with a documentation package communicating the state of the design.

This phase culminates in the transfer of the design to Novint for further partner development.

Result:
1. CAD files and Beta prototype that represent the complete product design.

Novint responsibilities:
1. Participate in design and engineering reviews.
2. Designate and fund LUNAR to contract with suppliers to create functional Beta prototypes. Novint is responsible for any agency certification, product testing, cost of goods negotiation and other details needed to convert the design to a manufacturable and commercializable product.

Static ID Model Fabrication

Goal: At any point in the development program as desired by Novint (for example, in time for CES 2005), create a static ID appearance model of the Q2 '04 ID rendered concept for use in partner discussions and trade show demonstrations.

Process: LUNAR prepares the Q2 '04 industrial design concept for transfer to a model shop that fabricates a 3D, non-articulating, hard appearance model. LUNAR coordinates the design details with the shop to ensure that the resulting model captures LUNAR's design intent. The model is robust and suitable enough for hands-on static demos.

Results:
1. Appearance model representing conceptual version of the product.

Novint responsibilities:
1. Fund LUNAR to contract with selected model shop to construct appearance model.

ASSUMPTIONS

- Lunar will follow the functional FM device specification received from Novint, which describes a FM device implementation of the same general physical concept embodied in the Force Dimension parallel chain, delta mechanism prototype.
- The FM device specification will include any safety specifications or requirements Novint requires of the product. Novint will be responsible for certification and compliance testing of the device with regard to any regulatory bodies.
- LUNAR will design a device suitable for manufacture with only minor modifications (as noted elsewhere) and create a machined, refined working prototype of the device. LUNAR's work scope stops short of tooling or manufacturing development. Our design will be optimized for standard high-volume, low cost, good quality toy/ consumer computer input device manufacturing quantities and techniques (e. g. LeapPad, Logitech, etc.)
- [redacted]
- [redacted]
- LUNAR will contract with qualified electrical and software engineers to develop the electrical portions of the program, and will contract with [redacted] to develop, modify (to the extent possible) and solve the kinematic models for the FM device. LUNAR will manage these resources and pass on their fees to Novint as expenses.
- All meetings will be conducted on-site at LUNAR Design in the San Francisco bay area.
- [redacted]

[redacted]

- [redacted]
- [redacted]
- The prototype cost estimates are based on the following minimum functional set of mechanical parts. This proposal assumes that LUNAR will be responsible for engineering the following:

[redacted]

[redacted]

END EFFECTOR:

[redacted]

No other parts are anticipated for the Alpha or Beta prototypes.

Any changes to the above Program Strategy or Assumptions made during this project may require a change in LUNAR's work scope, which could affect budget and overall schedule.

ID	Task Name	Dur.	Start	Finish	Lo Est.	Hi Est.
1	**NOVINT | GAMER PRODUCTIZATION R1.6**	[redacted]	[redacted]	[redacted]		
2	*(Novint & supplier dependencies in italics)*					
3	**KEY MILESTONES**	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]
4	Program Kickoff	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]
5	Feasibility Review Meeting (SF Bay Area)	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]
6	Concept Approval Meeting	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]
7	Layout Approval Meeting	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]
8	*CES 2005*	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]
9	Alpha Prototype Approval Meeting	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]
10	Beta Prototype Approval Meeting	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]
11	**PLANNING PHASE**	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]
12	*Program Initiation (Approval, PO Issued, etc.)*	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]
13	*Preliminary Requirements Defined/Novint Functional Specification Received*	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]
14	Entire Team Meeting (SF Bay Area)	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]
15	Download Meeting from Force Dimension (SF Bay Area)	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]
16	**TECHNICAL FEASIBILITY ASSESSMENT**	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]
17	ENGINEERING	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]
18	Preliminary Concept Development (ME, EE, Mfg)	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]
19	Cost Model Development	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]
20	*Feasibility Review Meeting (SF Bay Area)*	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]
21	**TECHNICAL DEVELOPMENT PHASE**	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]
22	ENGINEERING	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]
23	Electrical Engineering Design, Capture & Layout	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]
24	Mechanical Engineering Concept Development	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]
25	*Concept Approval Meeting/Review (SF Bay Area)*	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]

ID	Task Name	Dur.	Start	Finish	Lo Est.	Hi Est.	[redacted]
26	Mechanical Engineering Layout Development	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]
27	*Layout Approval Meeting/Review (SF Bay Area)*	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]
28	USB, Host & Motor Control Software Development	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]
29	Alpha ("Engineering Proto") Prototype Phase	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]
30	Engineering Alpha Part Development	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]
31	*Alpha Prototype Mechanical Fabrication*	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]
32	Electrical Alpha Prototype Buy, Build & Test	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]
33	Alpha Prototype Assembly, Evaluation & Refinement	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]
34	*Alpha Approval Meeting/Review (SF Bay Area)*	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]
35	**PRODUCT DEVELOPMENT PHASE**	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]
36	DESIGN	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]
37	ID Concept Refinement 1	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]
40	ID Concept Refinement 2	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]
45	Design Control Documentation	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]
51	ENGINEERING	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]
52	Beta ("Product Proto") Prototype Phase	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]
53	Beta Surface Development	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]
54	*Beta Surface Review*	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]
55	*Beta Suppliers Selected*	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]
56	Engineering Beta Part Development	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]
57	Electrical & SW Beta Development	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]
58	*Beta Prototype Mechanical Fabrication*	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]
59	Electrical Beta Prototype Buy, Build & Test	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]

ID	Task Name	Dur.	Start	Finish	Lo Est.	Hi Est.	[redacted]
60	Beta Prototype Assembly, Evaluation & Refinement	[redacted]					
61	*Beta Approval Meeting/Review (SF Bay Area)*	[redacted]					
62	Beta Engineering Documentation - CTF Documentation	[redacted]					
63	Beta Prototype Release	[redacted]					
64	**STATIC MODEL OF Q2 '04 ID FOR CES 2005**	[redacted]					
65	Industrial Design Static Model Refinement	[redacted]					
66	*Ship Hard Appearance Model to Novint*	[redacted]					
67	*CES 2005*	[redacted]					
68	**HOLIDAYS**	[redacted]					
69	Labor Day 2004	[redacted]					
70	Thanksgiving 2004	[redacted]					
71	Christmas/New Years 2004/2005	[redacted]					
72	Presidents Day 2005	[redacted]					
73	Memorial Day 2005	[redacted]					
74		[redacted]					
75	**ESTIMATED EXPENSES**	[redacted]					
76	Incidental Expenses	[redacted]					
77	Travel/TBD	[redacted]					
78	Hard Appearance Model Fabrication Expense	[redacted]					
79	ME Alpha Prototype Fabrication/TBD (up to 2 units)	[redacted]					
80	ME Beta Prototype Fabrication/TBD (up to 4 units)	[redacted]					
81	EE Alpha & Beta Prototype Parts & Fabrication/TBD (up to 10 units)	[redacted]					

Contractual Agreement

In order for LUNAR to begin the work outlined in this proposal, Novint must generate a purchase order referencing this proposal for the following amounts to cover the maximum estimated design fees and expenses.

Design and Engineering Fees: [redacted]
LUNAR-managed outside service fees (to be invoiced as expenses):
Total Services:
Estimated expenses:
Total Services and Expenses:

LUNAR will accept payment in promissory notes for a portion of these fees in accordance with the Terms and Conditions below.

We will schedule the work once we receive an authorized purchase order and signed copy of this proposal. Should supplementary funding be required during the project, LUNAR will provide Novint with a written estimate for additional work. Novint's approval will be obtained and a new purchase order will be required before follow-on work is begun.

Cost Estimate Basis

Unless otherwise noted above or in the attached schedule and cost estimate, the design and engineering labor costs are quoted as anticipated target ranges based upon our prior experience with similar scope projects, and will be billed on a *time and materials* basis. Actual project engineering costs will relate to the number and complexity of parts and features LUNAR is responsible for designing; the amount of communication needed between Novint, suppliers, and LUNAR; and the level of documentation, change management, and project administration required of us. Engineering estimates will be re-benchmarked once the industrial design direction is sufficiently defined to permit a more accurate prediction of actual costs.

If the project budget outlined is insufficient and requires re-addressing due to changes in scope, unforeseen complications, etc., we will involve Novint immediately in deciding whether to streamline our project responsibilities or the project's scope, or to increase funding as required. Should the project scope change to the point where a revised proposal (or change-of-scope letter) is required for a budget increase approval, LUNAR may choose to suspend work on the unfunded portion of the project until a new or supplementary purchase order is in place. LUNAR may also choose to suspend work in the event that outstanding invoices remain unpaid beyond LUNAR's stated terms. Any damages incurred by Novint due to any such work disruptions are not the responsibility of LUNAR Design.

Research, model-making, computer-generated illustrations, prototyping and prototype replication expense budgets, where provided, are estimates only and will be re-quoted as sufficient documentation becomes available to provide more accurate estimates.

Fees do not include out-of-pocket costs for travel or for other expenses such as graphics-associated expenses, faxing, photocopies, shipping, or any other specific materials and supplies that may be required. Out-of-pocket expenses (other than models) are billed at cost plus [redacted] for administration; models are billed at cost plus [redacted]. LUNAR reserves the right to require Novint to contract directly with third party vendors and/or may also require a prepayment of significant external expenses.

Terms and Conditions

LUNAR's fee estimates for this work are based upon our prevailing hourly rates, and any likely project-related expenses. Novint will be billed at the end of each month for the previous month's services and associated expenses. Invoices are due and payable within 30 days of their receipt. Interest of 1.5% will be charged on any unpaid balances over 30 days. If collection is required, Novint will be responsible for all costs, including reasonable attorney's fees.

LUNAR and Novint shall submit any and all disputes or claims arising out of or relating to the validity, interpretation, enforceability, or performance of this agreement to Judicial Arbitration and Mediation Services, Inc. (JAMS), or such other neutral third party as may be agreed upon by the parties (Mediator), for non-binding mediation. In consultation with the Mediator, the parties may select or devise an alternative dispute resolution procedure (ADR). The fees of the Mediator shall be shared equally by the parties. If the mediation or other procedure is unsuccessful, the parties shall litigate exclusively in Superior Court in San Francisco, with the prevailing party entitled to reimbursement of reasonable attorney's fees.

LUNAR hereby grants Novint the right to ask LUNAR to stop work on this program for any or no reason, upon giving 14 days notice to LUNAR. Novint hereby grants LUNAR the right to stop LUNAR's work on this program upon giving 14 days notice to Novint, should LUNAR unilaterally decide that business conditions do not permit LUNAR to proceed under the existing terms.

Notwithstanding anything to the contrary contained herein, Novint hereby grants LUNAR the right to announce and publicize the work product produced for Novint by LUNAR after the release, announcement, or abandonment of any products by Novint based in any way on the work product of LUNAR. Novint hereby grants LUNAR the right to use components parts models pictures images data files and/or drawings of such Novint products to the extent they are representative of the work product of LUNAR for LUNAR's publicity. Novint grants these same rights to LUNAR in the event of Novint's breach, default, bankruptcy, suspension of business or insolvency. Novint hereby grants LUNAR the right to enter any products representative of the work product of LUNAR in design or other contests with appropriate attribution to Novint.

Ownership of Work

Novint shall have rights only to LUNAR's final work according to the following terms. Ownership of all work executed under this agreement that has not yet been paid for by Novint resides with LUNAR Design until such time as all invoiced charges have been paid for in full by Novint, within the time limits described in this agreement. Upon payment in full of all invoiced charges incurred by Novint, LUNAR shall assign to Novint the right to use the information provided by LUNAR.

When patentable subject matter created by LUNAR forms the basis of one or more claims of a patent application filed by Novint, the names of the individual employee(s) and/or agent(s) of LUNAR who created such patentable subject matter must by law be included in such patent application as Inventor(s). When Novint pays all invoiced charges rights to any patentable subject matter as applied to Novint's project will be assigned to Novint. Until the right to ownership of LUNAR's work is transferred to Novint, LUNAR will take reasonable steps to prevent potentially patentable ideas from entering the public domain. Only formal documentation will be released by LUNAR for use by Novint. All records of LUNAR personnel and all documentation used for internal purposes will remain for all time the property of LUNAR. Any information confidential to Novint contained therein will be kept in confidence in accordance with the terms of the confidentiality agreement between LUNAR and Novint.

For graphic work Novint is responsible for proofreading and approval of all final items. Logotypes, symbols icons and other graphic materials in final form that are approved by Novint and selected for use will become Novint's exclusive property upon payment in full of all invoiced charges incurred by Novint. All other designs symbol logotypes and other graphic materials developed in the course of this project shall remain the property of LUNAR. Novint's ownership of legal rights in the final form of the items selected is exclusive to the extent provided by applicable national and international laws and treaties.

Further regarding graphic work, legal protection and appropriate registration of logotypes, symbols or other graphic materials developed by LUNAR is Novint's responsibility and should be done promptly after final approval to preserve such rights. We believe that the logotypes symbols and other graphic materials designed by LUNAR do not infringe upon the rights of others. However we recommend that Novint consult legal counsel as to both availability and registerability of the proposed items mentioned above following initial approval. If Novint's availability search determines that the graphic design created by LUNAR is not legally available, LUNAR will make minor revisions to address its legal availability, or Novint may choose an alternate design developed during this project. If extensive redesign is required for any reason, it will not be covered under this contract.

Product Liability

It is Novint's responsibility to ensure that any product resulting from LUNAR's work is manufactured, packaged, sold and used in a safe and careful manner. LUNAR makes no warranty, INCLUDING THE WARRANTY OF MERCHANTABILITY OR FITNESS, regarding the design, manufacture, or sale or use of such product. In the event of a product liability or similar suit against LUNAR relating to Novint's or any third party's manufacture, use or sale of such product, Novint shall indemnify and hold LUNAR and its employees and officers harmless. The provisions of this paragraph and Novint's obligations hereunder will survive any termination of this agreement. Further, it is Novint's responsibility to ensure that such product complies with all applicable government regulations and to obtain approval by regulatory agencies and other independent laboratories, where applicable.

SUPPLEMENTARY TERMS FOR PROPOSAL 04058, NOVINT TECHNOLOGIES

LUNAR will begin to execute this work scope in accord with Novint Technologies' functional specification for the FM. The work will be executed on a time and materials basis. Fees and expenses for work outside the SOW or beyond the above estimates will require Novint's approval before such work is started or such costs are incurred.

Monthly, LUNAR will present Novint with an invoice representing the cumulative uninvoiced fees and expenses to date. Services provided by external partners/suppliers of LUNAR will be invoiced as expenses. Initially, Novint will respond to LUNAR's invoices by paying LUNAR in cash (1.5 net 30) up to a cumulative total of $250,000 for fees and expenses.

[redacted]

LUNAR prefers to be paid in cash as described above, and would prefer any notes to be paid in cash when converted. However, if Novint prefers to pay any promissory note with shares of Novint stock, then on any day before and including that note's conversion date, Novint may instead give LUNAR a number of freely, publicly traded shares equivalent in value to deliver 125% of the invoiced amount after any transaction fees or special taxes, in a manner allowing LUNAR to perform a same-day, same-price sale on the conversion date. Presumably, the number of shares provided would equal 125% of the invoiced fee amount plus stock transaction expenses and taxes divided by the then-current share selling price on the conversion/sale day. Each note will carry the appropriate starting date to accurately reflect the start of the 12-month period so the shares provided are free trading shares.

If Novint elects to convert any note into stock, not cash, LUNAR may either sell or hold the shares as desired.

If Novint elects to convert any notes into stock, Novint would like to cap the total number of shares provided LUNAR through this contract to 750,000. If the value of LUNAR's in-hand notes should exceed 750,000 shares, LUNAR may choose to suspend further work, or require Novint to fund LUNAR's further work in cash, and/or require Novint to pay cash (1.5 net 90) for that portion of LUNAR's in-hand notes sufficient to bring LUNAR's net holdings back to 750,000 shares. Such a cash payment would be calculated at 125% of invoice value, prorated over one year. In any case, Novint will direct LUNAR to stop work if at any time Novint becomes unsure of how it will pay for LUNAR's work, or if the value of LUNAR's in-hand notes exceeds 750,000 shares, until Novint and LUNAR agree whether and how to proceed.

Novint may elect to convert any note into cash instead of stock on its conversion date, at the same 125% value. Alternatively, Novint may pay any notes in cash or with same-day-sale stock transactions before the full 12-month period has passed. In such a case, the amount due LUNAR will be 125% of the note's invoice amount, pro-rated for early payment at a rate of 125% per year.

PROJECT ACCEPTANCE

Novint may accept this proposal offered by LUNAR Design for a period of 30 days from the date of this proposal. If not accepted within 30 days, LUNAR may need to revise this proposal due to periodic changes in resource availabilities and cost structures.

By signing below, Novint accepts this agreement and allows LUNAR to begin the above-described activities, for which we have permission to invoice Novint under the terms expressed above.

Upon project acceptance,

- Please fax this page with your signature as well as any pages with handwritten changes above with your initials in the upper left-hand corner to Belinda Kiefer, LUNAR Design, 650-326-2420.
- Issue a PO referring to this proposal.
- Submit payments according to the Contractual Agreement.

Thank you for the opportunity to submit this proposal. If you have any further questions, please feel free to contact us.

Tom Anderson
Founder and CEO
9620 San Mateo Blvd., NE
Albuquerque, New Mexico 87113

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Proposal Details

Revision	Date	Author	Description
0.0	6.15.04	[redacted]	Draft version
1.0	6.30.04		Initial release
1.1-1.3	-		Working revisions
1.4	8.03.04		Add ID static model Add married ID + functional prototype Add robotics/kinematics experts Update terminology and schedule
1.5	8.12.04		Remove Alpha 2 Integrate ID static model Update terminology and schedule Update T& Cs
1.6	8.24.04		Integrate promissory note T&Cs Fix typos Update schedule

For questions regarding this proposal please contact:

[redacted]

LUNAR Design
537 Hamilton Avenue
Palo Alto, CA 94301
Main 650 326 7788
Fax 650 326-2420